EXHIBIT 21

COLGATE-PALMOLIVE COMPANY
SUBSIDIARIES OF THE REGISTRANT

Name of Company	Jurisdiction of Organization
Cleaning Dimensions, Inc.	Delaware
Colgate (BVI) Limited	British Virgin Islands
Colgate (Guangzhou) Company Limited	China
Colgate (U.K.) Limited	United Kingdom
Colgate Business Services of the Americas, S.C.	Mexico
Colgate Flavors and Fragrances, Inc.	Delaware
Colgate Global Business Services Private Limited	India
Colgate Holdings	United Kingdom
Colgate Oral Pharmaceuticals, Inc.	Delaware
Colgate Palmolive Ghana Limited	Ghana
Colgate Palmolive Holding S.Com.P.A.	Spain
Colgate Palmolive LLC	United Arab Emirates
Colgate Palmolive Nouvelle Caledonie Sarl	New Caldonia
Colgate Palmolive Tanzania Limited	Tanzania
Colgate Sanxiao Company Limited	China
Colgate Tolaram Pte. Ltd.*	Singapore
Colgate Venture Company, Inc.	Delaware
Colgate, Inc.	Delaware
Colgate-Palmolive (America), Inc.	Delaware
Colgate-Palmolive (Asia) Pte, Ltd	Singapore
Colgate-Palmolive (Blantyre) Limited	Malawi
Colgate-Palmolive (Brunei) Sdn Bhn	Brunei
Colgate-Palmolive (Central America) Inc. y Compañia Limitada	Guatemala
Colgate-Palmolive (Central America), Inc.	Delaware
Colgate-Palmolive (Centro America) S.A.	Guatemala
Colgate-Palmolive (China) Co. Ltd	China
Colgate-Palmolive (Costa Rica), S.A.	Costa Rica
Colgate-Palmolive (Dominica), Inc.	Delaware
Colgate-Palmolive (Dominican Republic), Inc.	Delaware
Colgate-Palmolive (East Africa) Limited	Kenya
Colgate-Palmolive (Eastern) Pte. Ltd.	Singapore
Colgate-Palmolive (Egypt) S.A.E.	Delaware/Egypt
Colgate-Palmolive (Fiji) Pte Limited	Fiji
Colgate-Palmolive (Gabon), S.A.	Gabon
Colgate-Palmolive (Gulf States) Ltd. *	British Virgin Islands
Colgate-Palmolive (Guyana) Ltd.	Guyana
Colgate-Palmolive (H.K.) Limited	Hong Kong
Colgate-Palmolive (Hellas) S.A. I.C.	Greece
Colgate-Palmolive (Hong Kong) Holding Limited	Hong Kong
Colgate-Palmolive (India) Limited *	India
Colgate-Palmolive (Kazakhstan), L.L.P.	Kazakhstan
Colgate-Palmolive (Latvia) Ltd.	Latvia
Colgate-Palmolive (Malaysia) Sdn Bhd	Malaysia
Colgate-Palmolive (Middle East Exports) Ltd.	British Virgin Islands
Colgate-Palmolive (Myanmar) Limited	Myanmar
Colgate-Palmolive (New York), Inc.	Delaware
Colgate-Palmolive (Poland) Sp. z o.o.	Poland
Colgate-Palmolive (Proprietary) Limited	South Africa
Colgate-Palmolive (Research & Development), Inc.	Delaware

Colgate-Palmolive (Romania) SRL	Romania
Colgate-Palmolive (Thailand) Limited	Thailand
Colgate-Palmolive (Uganda) Limited	Uganda
Colgate-Palmolive (UK) Limited	United Kingdom
Colgate-Palmolive (Vietnam) Ltd.	Vietnam
Colgate-Palmolive (Zambia) Inc.	Delaware
Colgate-Palmolive (Zimbabwe), Inc.	Delaware
Colgate-Palmolive A.B.	Sweden
Colgate-Palmolive ACI Bangladesh Pvt. Limited *	Bangladesh
Colgate-Palmolive A/S	Denmark
Colgate-Palmolive Adria Ltd.	Slovenia
Colgate-Palmolive Arabia Ltd. *	Saudi Arabia
Colgate-Palmolive Argentina S.A.	Argentina
Colgate-Palmolive Asia Pacific Limited	Hong Kong
Colgate-Palmolive Asia Pacific Treasury Services Limited	Hong Kong
Colgate-Palmolive Belgium S.A.	Belgium
Colgate-Palmolive Bolivia, Ltda.	Bolivia
Colgate-Palmolive Cameroun S.A. *	Cameroon
Colgate-Palmolive Canada, Inc.	Canada
Colgate-Palmolive Caribbean Business LLC	Puerto Rico
Colgate-Palmolive Caricom Service Co., Inc.	Puerto Rico
Colgate-Palmolive Central European Management Inc.	Delaware
Colgate-Palmolive Česká republika spol. s r.o.	Czech Republic
Colgate-Palmolive Chile S.A.	Chile
Colgate-Palmolive Cia.	Delaware
Colgate-Palmolive Comercial Ltda.	Brazil
Colgate-Palmolive Commercial (Hellas) SP LLC	Greece
Colgate-Palmolive Commerciale S.A.S.	France
Colgate-Palmolive Commericale S.r.l.	Italy
Colgate-Palmolive Compania Anonima	Venezuela
Colgate-Palmolive Company, Distr. LLC	Puerto Rico
Colgate-Palmolive de Paraguay Sociedad Anonima	Paraguay
Colgate-Palmolive de Puerto Rico, Inc.	Delaware
Colgate-Palmolive del Ecuador, S.A.I.C.	Ecuador
Colgate-Palmolive del Peru (Delaware) Inc.	Delaware
Colgate-Palmolive Development Corp.	Delaware
Colgate-Palmolive East West Africa Region (Pty) Ltd	South Africa
Colgate-Palmolive Enterprises, Inc.	Delaware
Colgate-Palmolive Espana, S.A.	Spain
Colgate-Palmolive Europe Sarl	Switzerland
Colgate-Palmolive Finance (UK) plc	United Kingdom
Colgate-Palmolive Global Trading Company	Delaware
Colgate-Palmolive Holding Argentina S.A.	Argentina
Colgate-Palmolive Hungary Kft, Limited Liability Company	Hungary
Colgate-Palmolive IHQ Services (Thailand) Limited	Thailand
Colgate-Palmolive Inc.	Delaware
Colgate-Palmolive Inc. S.A.	Uruguay
Colgate-Palmolive Industrial Ltda.	Brazil
Colgate-Palmolive Industriel S.A.S.	France
Colgate-Palmolive International Holding LLC	Delaware
Colgate-Palmolive International LLC	Delaware
Colgate-Palmolive Investment Co., Inc.	Delaware
Colgate-Palmolive Investments (BVI) Ltd.	British Virgin Islands
Colgate-Palmolive Investments (PNG) Ltd.	Papua New Guinea
Colgate-Palmolive Investments, (UK) Limited	United Kingdom

Colgate-Palmolive Investments, Inc.	Delaware
Colgate-Palmolive Israel Ltd.	Israel
Colgate-Palmolive Italia, S.r.l.	Italy
Colgate-Palmolive JSC	Russia
Colgate-Palmolive Lanka (Private) Limited	Sri Lanka
Colgate-Palmolive Latin America Inc.	Delaware
Colgate-Palmolive Limited	New Zealand
Colgate-Palmolive Manufacturing (Poland) Sp. z o.o.	Poland
Colgate-Palmolive Marketing Sdn Bhd	Malaysia
Colgate-Palmolive Maroc, S.A.	Morocco
Colgate-Palmolive Mocambique Limitada	Mozambique
Colgate-Palmolive Nederland B.V.	Netherlands
Colgate-Palmolive Norge A/S	Norway
Colgate-Palmolive Peru S.A.	Peru
Colgate-Palmolive Philippines, Inc.	Philippines
Colgate-Palmolive Pty Ltd	Australia
Colgate-Palmolive Retirement Trustee Limited	New Zealand
Colgate-Palmolive S.p.A.	Italy
Colgate-Palmolive Services (Hellas) LLC	Greece
Colgate-Palmolive Services (Poland) Sp. z o.o.	Poland
Colgate-Palmolive Services CEW GmbH	Germany
Colgate-Palmolive Services, S.A.	France
Colgate-Palmolive Slovensko, s.r.o.	Slovakia
Colgate-Palmolive Support Services UC	Ireland
Colgate-Palmolive Temizlik Urunleri Sanayi ve Ticart S.A.	Turkey
Colgate-Palmolive Transnational Inc.	Delaware
Colgate-Palmolive Ukraine LLC	Ukraine
Colgate-Palmolive, Lda	Portugal
Colgate-Palmolive, S.A. de C.V.	Mexico
Colpal CBS, S de R. L. de C. V.	Mexico
Consumer Viewpoint Center, Inc.	New Jersey
Cotelle S.A.	France
CP GABA GmbH	Germany
CP International Holding C.V.	Netherlands
CP Skin Health Group, Inc.	Delaware
Dimac Development Corp.	Delaware
EKIB, Inc.	Delaware
ELM Company Limited	Bermuda
Elta MD Holdings, Inc.	Delaware
Elta MD (Shanghai) Trade Co., Ltd.	China
Filorga Americas Inc.	Delaware
Filorga Asia Limited	Hong Kong
Filorga Benelux SA	Belgium
Filorga Cosmetiques Polska	Poland
Filorga Mexico Cosmetic, S.A. de C.V.*	Mexico
Filorga Portugal, Unipessoal, Lda.	Portugal
Filorga RU, Limited Liability Company	Russia
FZG Holdings Limited	Hong Kong
GABA Europe Holding GmbH	Switzerland
GABA International Holding LLC	Delaware
GABA Schweiz AG	Switzerland
GABA Therwil GmbH	Switzerland
Gamma Development Co., Ltd.	Thailand
Global Trading and Supply LLC	Delaware
Hamol, Ltd.	Delaware

Hawley & Hazel (BVI) Company Ltd. *	British Virgin Islands
Hello Products LLC	Delaware
Hill’s Funding Company	Delaware
Hill’s Pet Nutrition (NZ) Limited	New Zealand
Hill’s Pet Nutrition (Thailand) Co., Ltd.	Thailand
Hill’s Pet Nutrition Asia Limited	Hong Kong
Hill’s Pet Nutrition B.V.	Netherlands
Hill’s Pet Nutrition Canada Inc.	Canada
Hill’s Pet Nutrition de Mexico, S.A. de C.V.	Mexico
Hill’s Pet Nutrition de Puerto Rico, Inc.	Puerto Rico
Hill’s Pet Nutrition Denmark ApS	Denmark
Hill’s Pet Nutrition Espana, S.L.	Spain
Hill’s Pet Nutrition GmbH	Germany
Hill’s Pet Nutrition Holding B.V.	Netherlands
Hill’s Pet Nutrition Indiana, Inc.	Delaware
Hill’s Pet Nutrition Italia, S.r.l.	Italy
Hill’s Pet Nutrition Korea Ltd.	Korea
Hill’s Pet Nutrition Ltd.	United Kingdom
Hill’s Pet Nutrition Manufacturing, B.V.	Netherlands
Hill’s Pet Nutrition Manufacturing srl	Italy
Hill’s Pet Nutrition Manufacturing, s.r.o	Czech Republic
Hill’s Pet Nutrition Norway AS	Norway
Hill’s Pet Nutrition OOO	Russia
Hill's Pet Nutrition (OAC) Limited	United Kingdom
Hill’s Pet Nutrition Pty. Limited	Australia
Hill’s Pet Nutrition s.r.o.	Czech Republic
Hill’s Pet Nutrition Sales, Inc.	Delaware
Hill’s Pet Nutrition SNC	France
Hill’s Pet Nutrition South Africa Proprietary Limited	South Africa
Hill’s Pet Nutrition Sweden AB	Sweden
Hill’s Pet Nutrition Switzerland GmbH	Switzerland
Hill’s Pet Nutrition Taiwan, Ltd	Taiwan
Hill’s Pet Nutrition Trading (GZ) Co., Ltd	China
Hill’s Pet Nutrition, Inc.	Delaware
Hill’s Pet Nutrition, S.p.A.	Italy
Hill’s Pet Products (Benelux) S.A.	Belgium
Hill’s Pet Products, Inc.	Delaware
Hill’s Veterinary Companies of America, Inc.	Delaware
Hill’s-Colgate (Japan) Ltd.	Japan
Hopro Liquidating Corp.	Ohio
HPN Manufacturing Holdings, Inc.	Delaware
HPN Manufacturing, LLC	Delaware
Hygiene Systemes et Services SA	Tunisia
IES Enterprises, Inc.	Massachusetts
Inmobiliaria Colpal, S. de R.L. de C.V.	Mexico
Inmobiliaria Hills, S.A. de C.V.	Mexico
Innovacion Creativa, S.A. de C.V.	Mexico
Kolynos Corporation	Delaware
Laboratoires Filorga Cosmetiques Espana S.L.U.	Spain
Laboratoires Filorga Cosmetiques Italia S.R.L.	Italy
Laboratoires Filorga Cosmétiques S.A.	France
Lournay Sales, Inc.	Delaware
Mennen de Chile, Ltd.	Delaware
Mennen de Nicargua, S.A.	Delaware
Mennen Interamerica, Ltd.	Delaware

Mennen Limited	Delaware
Mennen South Africa, Ltd.	Delaware
Mission Hills Property Corporation	Delaware
Mission Hills, S.A. de C.V.	Mexico
Norwood International, Incorporated	Delaware
Olive Music Publishing Corporation	Delaware
P.T. Colgate Palmolive Indonesia *	Indonesia
Paramount Research, Inc.	Delaware
Penny, LLC	Delaware
Pet Chemicals Inc.	Florida
Productos Halogenados Copalven, C.A.	Venezuela
Purity Holding Company	Delaware
Purity Music Publishing Corporation	Delaware
Samuel Taylor Holdings B.V.	Netherlands
Sanxiao Company Limited	Hong Kong
Services Development Co., Ltd.	Thailand
Societe Generale de Negoce et de Services (GENESE) S.A.	Tunisia
The GDN - The Global Distributive Network SAS	France
The Lournay Company, Inc.	Delaware
The MPDP - The Medical and Pharmaceutic Distributive Platform SAS	France
The Murphy-Phoenix Company	Ohio
Tom’s of Maine Holdings, Inc.	Delaware
Tom’s of Maine, Inc.	Maine
Vipont Pharmaceutical, Inc.	Delaware
Weda (Beijing) Co. Ltd.	China
* Indicates a company that is not wholly owned, directly or indirectly, by Colgate-Palmolive Company.